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                                                                   EXHIBIT 10.11

                          NON-RECOURSE PROMISSORY NOTE


                        $100,000.00 San Jose, California

                                  May 28, 1996



JOSEPH F JAHN AND NANCY L JAHN (each a "Maker", and collectively the "Makers"), for value received, hereby jointly and severally promise to pay to Portola Packaging, Inc., dba Cap Snap Co., a California corporation (the "Company" or the "Beneficiary"), or order (the Company and any subsequent holder of this Note being together referenced as the "Holder"), the sum of One Hundred Thousand Dollars ($100,000.00) at the Company's executive offices in California, or at such other place as Holder may from time to time designate in writing. Satisfaction of this Note is limited to proceeds from the sale of the Property hereinafter defined (i.e., payment resulting from enforcement of the rights of the Holder under the Deed of Trust referenced in Section 3 below ("Deed of Trust") relating to the parcel of real property described therein (the "Property") and the Non-Recourse Loan Agreement of even date herewith between the Makers and the Company ("Loan Agreement")), and neither Maker shall have any personal liability under this Note.

     1. INTEREST. Interest on this Note shall be computed and paid as specified upon sale of the Property in accordance with the provisions of
Section 8.2.6 of the Loan Agreement, unless this Note is prepaid in accordance with Section 5 below.

     2. AMOUNTS DUE. Unless prepaid in accordance with Section 5 below, upon payment of this Note the Company shall be entitled to payment of the full principal amount hereof, to the extent of available funds, as provided in
Section 8.2.4 of the Loan Agreement.

     3. DATE NOTE IS DUE. This Note shall be due and payable on the earliest to occur of the following: (i) the sale of the Property; (ii) six (6) months following the date JOSEPH F. JAHN ceases to be an employee of the Company for any reason, including death, disability or retirement; (iii) JOSEPH F. JAHN ceases to occupy the Property as his primary residence; or (iv) the sixth anniversary of the date of this Note; provided, however, that if JOSEPH F. JAHN should die or become disabled while he was employed by the Company, and while he was occupying the Property as his primary residence, and prior to the sixth anniversary of the date of this Note, this Note shall not be due and payable until two years after such death or disability or until NANCY L. JAHN ceases to occupy the Property as her primary residence, whichever first occurs.


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NON-RECOURSE PROMISSORY NOTE
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     4.   METHOD AND TIME OF PAYMENT.  This Note shall be paid at the time of sale of the Property whether as a result of foreclosure under the Deed of Trust, or as a result of a voluntary sale by Makers. At such date of sale, the Company shall be entitled to receive the amounts set forth in the Loan Agreement. The fact that this Note is due and payable on a date is intended to signify that the Company may foreclose upon the Property under the Deed of Trust and cause it to be sold, and upon such foreclosure sale to receive amounts set forth in the Loan Agreement. Prior to the sixth anniversary of the date of this Note, Makers may prepay this Note as set forth in Section 5 below; otherwise, this Note may only be paid upon sale of the Property pursuant to the Deed of Trust or as a result of a voluntary sale by Makers.

     5. PREPAYMENT. This Note may be prepaid in full in one or more installments on or before the sixth anniversary of the date of the Loan Agreement and upon such payment the Holder shall not be entitled to receive the amounts described in Sections 8.2.4 and 8.2.6 of the Loan Agreement. To prepay the principal balance and interest of this Note, Makers shall make a payment calculated in accordance with the following schedule:


Time period during                           Aggregate Principal
Which prepayment shall occur:                and Interest:
-----------------------------                -------------------

First year after the date of this Note       106% of the principal balance

Second year after the date of this Note      112.4% of the principal balance

Third year after the date of this Note       119.1% of the principal balance

Fourth year after the date of this Note      126.2% of the principal balance

Fifth year after the date of this Note            133.8% of the principal
balance

Sixth year after the date of this Note       141.8% of the principal balance


In order to exercise this prepayment option, Makers shall also be obliged to pay concurrently herewith any amounts due to Holder under Section 9.1 of the Loan Agreement.


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NON-RECOURSE PROMISSORY NOTE
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     6.   SECURITY; ACCELERATION PROVISION.  This Note is secured by a Deed of
Trust of even date herewith executed by the Makers as Trustor to Stewart Title of California, a California corporation, as Trustee. Such Deed of Trust contains, among other things, a provision, which is hereby incorporated in this Note that if the Trustor shall sell, convey, or alienate said property, or any part thereof, or any interest therein, or shall be divested of his title or any interest therein in any manner or way, whether voluntarily or involuntarily, without the written consent of the Beneficiary being first had and obtained,

Beneficiary shall have the right, at its option, except as prohibited by law, to declare any indebtedness or obligations secured by the Deed of Trust, irrespective of the maturity date specified in any note evidencing the same, immediately due and payable.

     7. EVENTS OF DEFAULT. The occurrence of any of the following shall be an event of default ("Event of Default") hereunder:

          7.1 The occurrence of a material breach by the Makers, or either of them, under this Note or the Loan Agreement.

          7.2  The occurrence of a default under the Deed of Trust.

     8. REMEDIES UPON DEFAULT. Upon the occurrence of an Event of Default hereunder, the whole sum of principal and interest shall become immediately due and payable at the option of the Holder.

     9. GOVERNING LAWS. It is the intention of the parties hereto that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Note, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. The parties hereby agree that any suit to enforce any provision of this Note arising out of or based upon this Note shall be brought in the United States District Court for the Northern District of California or the Superior or Municipal Court for the County of Santa Clara, California. Each party hereby agrees that such courts shall have in personam jurisdiction with respect to such party, and each party hereby submits to the in personam jurisdiction of such courts.

     10. ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Note, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its


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NON-RECOURSE PROMISSORY NOTE
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costs shall not be entitled to recover attorneys' fees.  No sum for attorneys' fees shall be counted in calculating the amount of the judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.


DATED: May 28, 1996                    /s/ Joseph F. Jahn
                                       -----------------------
                                           Joseph F. Jahn

DATED: May 28, 1996                    /s/ Nancy L. Jahn
                                       -----------------------
                                           Nancy L. Jahn

                                       /s/ Joseph F. Jahn
                                       -----------------------
                                         By: Joseph F. Jahn
                                         Attorney-in-Fact